EXHIBIT 11.1
                                      RICHFOOD HOLDINGS, INC.
                           COMPUTATION OF NET EARNINGS PER COMMON SHARE
                       (Dollar amounts in thousands, except per share data)
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                                                                        First Quarter Ended
                                                               -----------------------------------
                                                                  July 26,           July 20,
                                                                    1997               1996
                                                               ----------------   ----------------

NET EARNINGS:

Net earnings                                                      $     14,506       $     12,445
                                                               ================   ================


PRIMARY EARNINGS PER COMMON SHARE:

Weighted average number of
     common shares outstanding                                      47,434,319         47,163,086

Net additional common shares
     issuable upon exercise of dilutive
     options, determined by
     treasury stock method                                             376,027            465,867
                                                               ----------------   ----------------

Common shares and equivalents                                       47,810,346         47,628,953
                                                               ================   ================

Net earnings per common share (a)                                 $       0.30       $       0.26
                                                               ================   ================


FULLY DILUTED EARNINGS PER COMMON SHARE:

Common shares and equivalents                                       47,810,346         47,628,953

Net additional common shares
     issuable upon exercise of dilutive
     options, determined by
     treasury stock method
     using quarter-end market price,
     if higher than average price                                       -                  84,564
                                                               ----------------   ----------------

Common shares and equivalents (b)                                   47,810,346         47,713,517
                                                               ================   ================

Net earnings per common share (a)                                 $       0.30       $       0.26
                                                               ================   ================


NOTE:  (a)  Dilution is less than 3%.
       (b)  The Company does not have any other potentially dilutive securities.
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